Exhibit 99.1

Kerr-McGee Schedules Third-Quarter Earnings
Conference Call, Webcast

Oklahoma City, Oct. 19, 2005 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call on Oct. 26, at 11 a.m. EDT to discuss its third-quarter 2005 financial and operating results and expectations for the future. The call will follow the release of Kerr-McGee’s third-quarter earnings the morning of Oct. 26.
Interested parties may listen to the call via Kerr-McGee’s website at www.kerr-mcgee.com or by calling 1-888-482-0024 in the United States, or 1-617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 1-888-286-8010 in the United States or 1-617-801-6888 outside the United States. The code for the replay will be #37639132. The webcast will be archived for 30 days on the company’s website.
Information on earnings also will be available on the company’s website homepage at www-kerr-mcgee.com.
Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of more than $15 billion.

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Media Contacts:	Debbie Schramm Direct: 1-405-270-2877 Cell: 1-405-830-6937 dschramm@kmg.com	John Christiansen Direct: 1-405-270-3995 Cell: 1-405-406-6574 jchristiansen@kmg.com

Investor contact:	Rick Buterbaugh Direct: 1-405-270-3561	John Kilgallon Direct: 405-270-3521

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